Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Axonics Modulation Technologies, Inc.
Irvine, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-234546) and Form S-8 (No.333-228170) of Axonics Modulation Technologies, Inc. of our reports dated March 1, 2021, relating to the consolidated financial statements and the effectiveness of Axonics Modulation Technologies, Inc.’s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO USA, LLP
Costa Mesa, California

March 1, 2021